Exhibit 10.7
LIBERTY MEDIA CORPORATION
Election Form
with respect to
Option Exchange Proposal

Dated: November 27, 2012

The following is a summary of the proposal (the “Proposal”) separately presented to you by Liberty Media Corporation (the “Company”) with respect to the outstanding options, whether vested or unvested, to purchase shares of Series A Liberty Capital common stock (“LMCA”) held by you and granted under either the Liberty Media Corporation 2011 Incentive Plan (the “2011 Plan”) or the Liberty Media Corporation Transitional Stock Plan (each such option, an “Eligible Option”). For purposes of the Proposal, Eligible Options do not include any options to acquire LMCA shares that expire on February 28, 2013 or March 2, 2013, or any such options with an exercise price that is greater than the closing price per LMCA share on The Nasdaq Global Select Market on the New Option Grant Date (as defined below). For your convenience, attached is a schedule showing, as of November 27, 2012, all of your outstanding Eligible Options, including the exercise price, vesting schedule and expiration date thereof.
If you accept the Proposal, you must do so with respect to all of your Eligible Options. Notwithstanding any acceptance by you of the Proposal as contemplated hereby, you or the Company may elect not to complete the transactions contemplated by the Proposal for any reason at anytime prior to the New Option Grant Date (as defined below) by delivering written notice (including by electronic mail) to the other.
If you accept the Proposal, and the Proposal is completed as currently contemplated, then:

•
you will exercise, effective as of December 4, 2012 (or such other date as determined by the Company, the “New Option Grant Date”), each outstanding vested Eligible Option (which, for purposes of the Proposal, includes any Eligible Options that will vest between the New Option Grant Date and December 31, 2012) and receive a number of LMCA shares equal to (x) an amount (less any applicable withholding taxes) determined by the product of (1) the number of LMCA shares subject to such vested Eligible Option multiplied by (2) the difference between the closing price per LMCA share on The Nasdaq Global Select Market on the New Option Grant Date and the exercise price of the vested Eligible Option, divided by (y) the closing price per LMCA share on The Nasdaq Global Select Market on the New Option Grant Date;

•
for each vested Eligible Option so exercised the Company will grant you a new option (the “Vested New Option”) on the New Option Grant Date that will be fully vested when granted with substantially the same terms and conditions (including, without limitation, the number of LMCA shares subject thereto and the expiration date thereof) as the vested Eligible Option exchanged therefor, except that the exercise price for the new option will be the closing price per LMCA share on The Nasdaq Global Select Market on the New Option Grant Date;

•
for each unvested Eligible Option (other than any Eligible Option that will vest between the New Option Grant Date and December 31, 2012), the Company will accelerate the vesting of such Eligible Option and:

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.
In addition, this document and any offer by the Company to exchange outstanding options constitute a private transaction between you and the Company and are not part of, or subject to, any other offer the Company may make to any officer, director or employee with respect to outstanding incentive awards. You should consult your personal outside advisor(s) if you have questions about your financial or tax situation as it relates to the Proposal.

▪
you will exercise, effective as of the New Option Grant Date, each outstanding unvested Eligible Option and receive from the Company a number of LMCA shares (the “Net Settled Shares”) equal to (x) an amount (less any applicable withholding taxes) determined by the product of (1) the number of LMCA shares subject to such unvested Eligible Option multiplied by (2) the difference between the closing price per LMCA share on The Nasdaq Global Select Market on the New Option Grant Date and the exercise price of the unvested Eligible Option, divided by (y) the closing price per LMCA share on The Nasdaq Global Select Market on the New Option Grant Date;

▪
you will sell the Net Settled Shares to the Company on the New Option Grant Date for cash equal to, on a per share basis, the closing price per LMCA share on the Nasdaq Global Select Market on the New Option Grant Date;

▪
you will use the proceeds from the sale of the Net Settled Shares to acquire from the Company, under the 2011 Plan a number of restricted shares (the “Restricted Shares”) equal to the aggregate proceeds from the sale of the Net Settled Shares divided by the closing price per LMCA share on the Nasdaq Global Select Market on the New Option Grant Date, which Restricted Shares will have a vesting schedule identical to that of the unvested Eligible Option exercised as contemplated above; and

▪
the Company will grant to you on the New Option Grant Date a new option (the “Unvested New Option” and, together with the Vested New Option, the “New Options”) with substantially the same terms and conditions, including, without limitation, with respect to vesting and expiration, as the unvested Eligible Option exercised as contemplated above, except that the number of LMCA shares subject to such Unvested New Option will be equal to the number of shares subject to the unvested Eligible Option exercised as contemplated above minus the number of Restricted Shares purchased in respect of such unvested Eligible Option, and the exercise price of such new option will be the closing price per LMCA share on The Nasdaq Global Select Market on the New Option Grant Date.

Attached hereto is an example of the Proposal with respect to one of your Eligible Options.
If the transactions contemplated by the Proposal are completed, the Eligible Options will be accelerated and exercised, and the New Options and Restricted Shares will be granted, in each case, at 5:00 p.m., New York City time, on the New Option Grant Date. Each of the New Options and the Restricted Shares to be granted as described above will be granted under the 2011 Plan, and will be subject to the terms and conditions of that plan and a new stock option agreement and restricted stock award agreement, as applicable. The new stock option agreement will contain terms and conditions substantially similar to the stock option agreement governing the Eligible Options, except as otherwise described herein. With respect to the Restricted Shares, you must make an election pursuant to Section 83(b) of the Internal Revenue Code (the “83(b) Election”), a sample form of which is attached hereto. Such election when made will be irrevocable after the Proposal is completed. With respect to the Net Settled Shares that you sell to the Company, there is no tax gain or loss on this sale. However, you should report this sale on Schedule D of your 2012 individual federal income tax return Form 1040. You should consult with your tax advisor as to how to report this sale. A copy of the 2011 Plan has been filed by the Company with the Securities and Exchange Commission as Exhibit 10.1 to the Post-Effective Amendment No. 1 to its Registration Statement on Form S-4 (File No. 333-171201) filed on September 23, 2011. In addition, a summary of the material terms of the 2011 Plan can be obtained by contacting the Company or from the Liberty Media Corporation Legal Department.

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.
In addition, this document and any offer by the Company to exchange outstanding options constitute a private transaction between you and the Company and are not part of, or subject to, any other offer the Company may make to any officer, director or employee with respect to outstanding incentive awards. You should consult your personal outside advisor(s) if you have questions about your financial or tax situation as it relates to the Proposal.

To accept the Proposal, you must check the box and sign below, and return this Election Form to Kelly King, Director of Financial Reporting (kking@libertymedia.com), (by emailing a scanned or PDF copy or hand delivery) prior to the close of business on Monday, December 3, 2012. In addition, completed and executed copies of the required 83(b) Elections must be sent to the Internal Revenue Service as indicated on the form within 30 days of the New Option Grant Date. The Company will send you completed 83(b) Elections for signature by you and your spouse. Please return the signed 83(b) Elections to Ms. King within five (5) days of receipt. The Company will send a copy to the Internal Revenue Service. A copy of the 83(b) Elections must also be included with your 2012 tax returns.
Accepting the offer from the Company with respect to your Eligible Options involves a number of potential risks and uncertainties, including, the potential risks and uncertainties set forth under the heading entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011 and our Quarterly Reports on Form 10-Q for 2012, each of which has been filed with the SEC and highlights the material risks of investing in the Company and the LMCA shares. You should carefully consider these risks and we encourage you to speak with your financial, legal and/or tax advisors as necessary before deciding whether to accept the Proposal. You acknowledge that you (x) have received all the information you consider necessary or appropriate for deciding whether to accept the Proposal, (y) have had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Proposal and (z) can bear the economic risk of your investment and have such knowledge and experience in financial or business matters that you are capable of evaluating the merits and risks of such investment.
By accepting the Proposal with respect to your Eligible Options, effective as of the exercise of the Eligible Options, you are:

•	acknowledging that your outstanding option agreement(s) relating to the Eligible Options will become null and void;

•	releasing all of your rights under such Eligible Options and related option agreements; and

•	authorizing the Company to deduct the applicable withholding taxes related to the transactions contemplated hereby.

*    *    *

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.
In addition, this document and any offer by the Company to exchange outstanding options constitute a private transaction between you and the Company and are not part of, or subject to, any other offer the Company may make to any officer, director or employee with respect to outstanding incentive awards. You should consult your personal outside advisor(s) if you have questions about your financial or tax situation as it relates to the Proposal.

☐    Yes, I wish to accept the Proposal as to ALL, but not less than all, of my Eligible Options as more fully-described above and in discussions with the Company, and I agree to file the 83(b) Elections as described above.

Employee Signature	Date

Employee Name (please print)	E-mail Address

Legal Name, if different (please print)

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.
In addition, this document and any offer by the Company to exchange outstanding options constitute a private transaction between you and the Company and are not part of, or subject to, any other offer the Company may make to any officer, director or employee with respect to outstanding incentive awards. You should consult your personal outside advisor(s) if you have questions about your financial or tax situation as it relates to the Proposal.

Schedule of Eligible Options

Example of Proposal

SECTION 83(B) ELECTION FORM

_______________, 2012

Via Certified Mail, Return Receipt Requested
Internal Revenue Service
____________________
____________________

Re:	Election to Include in Taxable Income in Year of Transfer Pursuant to Section 83(b) of the Internal Revenue Code

The name, address and taxpayer identification number of the undersigned (the “Taxpayer”) are:
Name:        ________________________
Address:        ________________________
________________________
SSN:        ________________________
Description of the property with respect to which the election is being made (the “Property”): _____ shares of Series A Liberty Capital common stock of Liberty Media Corporation (the “Company”).
The date on which the Property was transferred is ____________, 2012 (the “Effective Date”). The taxable year to which this election relates is calendar year 2012.
Nature of the restrictions to which the Property is subject: The Property is subject to transfer restrictions and forfeiture restrictions and vests based on continued service over a period beginning on the Effective Date.
The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) of the Property with respect to which this election is being made is $____________.
The amount paid by the Taxpayer for the Property is $_____________.
A copy of this statement has been furnished to other persons as provided in Treasury Regulation section 1.83- 2(d).
This statement is executed on __________________, 2012.
TAXPAYER:

[Name]
SSN: _____________________

[Name] (Spouse)
SSN: _____________________

This statement must be filed with the Internal Revenue Service Center with which you filed your last U.S. federal income tax return within 30 days after the Effective Date. This filing should be made by registered or certified mail, return receipt requested. You are also required to (i) deliver a copy of this statement to the Company and (ii) attach a copy of this statement to your federal income tax return for the taxable year that includes the grant date. You should also retain a copy of this statement for your records.